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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2000, with respect to the consolidated financial statements of SBS Broadcasting S.A., for the year ended December 31, 1999 which report appears in the annual report on Form 20-F, incorporated by reference in the Form S-4 of United Pan-Europe Communications N.V. dated May 12, 2000.


                                          /s/ Ernst & Young
                                          Statsautoriseret Revisionsaktieselskab

Copenhagen, Denmark
May 12, 2000